Exhibit 99.1

RXi Pharmaceuticals Receives FDA Clearance to Begin Clinical Trial with RXI-109

First study to evaluate tolerance and potential surrogate parameters for scar reduction

WORCESTER, Mass. - (BUSINESS WIRE) - RXi Pharmaceuticals Corporation (OTCBB: RXII.OB) today announced that it has received clearance for its investigational new drug application (IND) from the U.S. Food and Drug Administration (FDA) to initiate clinical trials with RXI-109, a self-delivering RNAi compound that selectively targets Connective Tissue Growth Factor (CTGF). The Phase 1 trial will investigate the compound in subjects to evaluate its safety and tolerability, and to look for surrogate parameters that might predict the potential of the compound to reduce dermal scarring in planned surgeries.

This is the first time that a self-delivering RNAi technology will be tested in humans. This proprietary technology is expected to reduce the issues with tissue delivery that have traditionally plagued RNAi applications since they were introduced to medicinal biotechnology over 5 years ago.

“RXi’s next generation RNAi platform has shown great promise” stated Dr. Cauwenbergh, President and CEO of RXI Pharmaceuticals. “In a short period of time, the company has been able to advance its lead product candidate for dermal scarring, RXI-109, into human clinical trials. As we aggressively pursue the potential of this compound for this condition with major social impact, we will also continue to work to create long-term shareholder value through the advancement of RXi’s robust IP platform, based on self-delivering RNAi technology.”

About Scarring

With cosmetic surgical procedures becoming increasingly more common to improve appearance, or to correct skin imperfections as a result of trauma or disease, scarring has become a much more significant side effect of such interventions. RXI-109 has been shown in cell culture and animal models to suppress or silence the over-expression of CTGF, a growth factor that is essential in the wound healing cascade, and which is also the cause of excessive scarring when it continues to exert its effect on a healing wound for too long.

About RXi Pharmaceuticals

RXi Pharmaceuticals Corporation (OTCBB: RXII.OB) is a biotechnology company focused on discovering, developing and commercializing innovative therapies based on its proprietary, next-generation RNAi platform. Therapeutics that use RNA interference, or “RNAi,” have great promise because of their ability to “silence,” or down-regulate, the expression of a specific gene that may be overexpressed in a disease condition. Building on the pioneering work of scientific founder and Nobel Laureate Dr. Craig Mello, RXi’s first RNAi product candidate, RXI-109, is now entering into a new phase of its development, in which clinical studies in humans will evaluate if the promising results that have been obtained in cell culture and animal studies will prove to be relevant in humans.

About RXI-109

RXI-109 is designed to reduce the expression of CTGF, a critical regulator of several biological pathways involved in fibrosis, including scar formation in the skin.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future expectations, plan and future development of RXi Pharmaceuticals Corporation’s products and technologies. These forward-looking statements about future expectations, plans and prospects of the development of RXi’s products and technologies involve significant risks, uncertainties and assumptions, including the risk that RXi may not be able to successfully develop its candidates, the risk that the development of our RNAi-based therapeutics may be delayed or may not proceed as planned and we may not be able to complete development of any RNAi-based product, the risk that the development process for our product candidates may be delayed, risks related to development and commercialization of products by our competitors, risks related to our ability to control the timing and terms of collaborations with third parties and the possibility that other companies or organizations may assert patent rights that prevent us from developing our products. Actual results may differ materially from those contemplated by these forward-looking statements. RXi does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

Contacts:

Tamara McGrillen

508 929-3646

tmcgrillen@rxipharma.com